Exhibit 5.1

July 6, 2010

Electromed, Inc.
500 Sixth Avenue NW
New Prague, Minnesota 56071
Re: Registration Statement on Form S-1 – Exhibit 5.1

Ladies and Gentlemen:

We have acted as counsel for Electromed Inc., a Minnesota corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-1 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 2,300,000 shares of common stock, par value $0.01 per share (collectively, the “Shares”). All of the Shares will be sold by the Company.

In connection with rendering this opinion, we have reviewed the following:

1.	The Company’s Articles of Incorporation, as amended;

2.	The Company’s Bylaws; and

3.	Certain corporate resolutions, including resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of Shares covered by the Registration Statement.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as duplicates.

Based upon the foregoing and upon the representations and information provided by the Company, we hereby advise you that in our opinion:

1.

The Company’s Articles of Incorporation, as amended, validly authorize under Minnesota law the issuance of the Shares registered pursuant to the Registration Statement to be issued and sold by the Company.

2.

Upon the delivery and payment therefor in accordance with the terms of the Registration Statement and the Underwriting Agreement described in the Registration Statement, the Shares to be issued and sold by the Company will be validly issued, fully paid and nonassessabl under Minnesota law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related Prospectus.

Very Truly Yours,

FREDRIKSON & BYRON, P.A.

By	/s/ Melodie R. Rose
Melodie R. Rose